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                       AMENDMENT NO. 5 DATED MAY 1, 2015
             TO THE PARTICIPATION AGREEMENT DATED DECEMBER 15, 2005

     This Amendment, dated as of May 1, 2015, by and among Metropolitan Life Insurance Company ("Metropolitan Life"), on behalf of itself and certain of its separate accounts, The Universal Institutional Funds, Inc. (the "Fund"), Morgan Stanley Distribution, Inc. (the "Underwriter"), and Morgan Stanley Investment Management, Inc. (the "Adviser"), hereby amends the Participation Agreement, dated as of December 15, 2005, as may be amended from time to time, by and among Metropolitan Life, the Fund, the Underwriter and the Adviser (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the Metropolitan Life, the Fund, the Underwriter and the Adviser wish to revise the Agreement to update the list of Portfolios available thereunder.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follow:

     1. Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unchanged and will continue to be in full force and effect.

The Agreement, as amended, constitutes the entire understanding and agreement among the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, whether written or oral, regarding such subject matter made prior to the date on which this Agreement has been executed and delivered by the parties.

                            [SIGNATURE PAGE FOLLOWS]

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    IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers signing below.

METROPOLITAN LIFE INSURANCE COMPANY
(on behalf of the Accounts and itself)

By:  /s/ Alan C. Leland, Jr.
     -------------------------------------
     Name:  Alan C. Leland, Jr.
     Title: Vice President

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:  /s/ John H. Gernon
     -------------------------------------
     Name:  John H. Gernon
     Title: President and Principal Executive Officer

MORGAN STANLEY DISTRIBUTION, INC.

By:  /s/ Michael Fitzgerald
     -------------------------------------
     Name:  Michael Fitzgerald
     Title: Managing Director

MORGAN STANLEY INVESTMENT MANAGEMENT, INC.

By:  /s/ Michael Fitzgerald
     -------------------------------------
     Name:  Michael Fitzgerald
     Title: Managing Director

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                                   SCHEDULE B

             PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                         AVAILABLE UNDER THIS AGREEMENT
                         ------------------------------

                Emerging Markets Debt Portfolio - Class I Shares
               Emerging Markets Equity Portfolio - Class I Shares
                Global Infrastructure Portfolio - Class I Shares
               Global Infrastructure Portfolio - Class II Shares
                 Global Strategist Portfolio* - Class I Shares

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* Formerly known as the Global Tactical Asset Allocation Portfolio.